Exhibit 10.15

Non-Federal

Subaward Agreement

Prime Awardee	Subawardee
Institution/Organization ("PRIME RECIPIENT")	Institution/Organization ("SUBRECIPIENT")
Name: Shuttle Pharmaceutical, LLC	Name: Rhode Island Hospital
Address: 1 Research Court, Suite 450 Rockville, MD 20850	Address: 593 Eddy Street Providence, RI 02903
Prime Award No. HHSN261201400013C	Subaward No.

Sponsor

National Cancer Institute

Subaward Period of Performance	Amount Funded this Action	Est. Total (if incrementally funded)
Phase I 10/27/14 – 6/18/15 Phase II 6/19/15 – 6/18/17	$65,549	$688,818

Project Title

Development of Radiation Modulators for Use During Radiotherapy

Reporting Requirements [Check here if applicable: ☒ See **Attachment 4**]

Terms and Conditions

1) Prime Recipient hereby awards a cost reimbursable subaward, as described above, to Subrecipient. The statement of work and budget for this subaward are (check one): ___ as specified in Subrecipient's proposal dated_______________; or _X_ as shown in **Attachments 3 & 4**. In its performance of subaward work, Subrecipient shall be an independent entity and not an employee or agent of Prime Recipient.
2) Prime Recipient shall reimburse Subrecipient not more often than monthly for allowable costs. All invoices shall be submitted using Subrecipient's standard invoice, but at a minimum shall include current and cumulative costs (including cost sharing), subaward number, and certification as to truth and accuracy of invoice. *Invoices that do not reference Prime Recipient's subaward number shall be returned to Subrecipient.* Invoices and questions concerning invoice receipt or payments should be directed to the appropriate party's Financial Contact, as shown in **Attachment 2**.
3) A final statement of cumulative costs incurred, including cost sharing, marked "FINAL," must be submitted to Prime Recipient's Administrative Contact NOT LATER THAN sixty (60) days after subaward end date. The final statement of costs shall constitute Subrecipient's final financial report.
4) All payments shall be considered provisional and subject to adjustment within the total estimated cost in the event such adjustment is necessary as a result of an adverse audit finding against the Subrecipient.
5) Matters concerning the technical performance of this subaward should be directed to the appropriate party's Project Director, as shown in **Attachment 2**. Technical reports are required as shown above, "Reporting Requirements."
6) Matters concerning the request or negotiation of any changes in the terms, conditions, or amounts cited in this subaward agreement should be directed to the appropriate party's Administrative Contact, as shown in **Attachment 2**. Any such changes made to this subaward agreement require the written approval of each party's Authorized Official, as shown in Attachment 2.
7) Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers or directors, to the extent allowed by law.
8) Either party may terminate this agreement with thirty days written notice to the appropriate party's Administrative Contact, as shown in **Attachment 2**. Prime Recipient shall pay Subrecipient for all allowable, noncancellable obligations in the event of termination.
9) No-cost extensions require the approval of the Prime Recipient. Any requests for a no-cost extension should be addressed to and received by the Administrative Contact, as shown in **Attachment 2**, not less than thirty days prior to the desired effective date of the requested change.
10) The Subaward is subject to the terms and conditions of the Prime Award and other special terms and conditions, as identified in **Attachment 1**.

By an Authorized Official of PRIME RECIPIENT:	By an Authorized Official of SUBRECIPIENT:
[signature] 10/22/2014 Date	Peggy Merrill 10/28/14 Date
Anatoly Dritschilo, MD - CEO	

Lifespan 3/15/10

Attachment 2 Subaward Agreement	
Prime Recipient Contacts	**Subrecipient Contacts**
Administrative Contact Name: Peter D. Dritschilo President & CFO Address: Shuttle Pharmaceuticals, LLC One Research Court, Suite 450 Rockville, MD 20850-6252 Telephone: 240-271-0642 Fax: 301-519-8081 Email: hoya92@aol.com	Administrative Contact Name: Kim-Marie Lawrence Address: Office of Research Administration 1 Hoppin Street, Suite 1.300 Providence, RI 02903-4141 Telephone: 401.444.8554 Fax: 401.444.4061 Email: klawrence@lifespan.org
Principal Investigator Name: Theodore Phillips, MD Address: Shuttle Pharmaceuticals, LLC One Research Court, Suite 450 Rockville, MD 20850-6252 Telephone: 240-403-4212 Fax: 301-519-8081 Email: farfa12@aol.com	Project Director Name: Timothy Kinsella, MD Address: Rhode Island Hospital 593 Eddy Street, APC 1 Providence, RI 02903 Telephone: 401.444.6203 Fax: 401.444.5335 Email: tkinsella@lifespan.org
Financial Contact Name: Peter D. Dritschilo President & CFO President & CFO Address: Shuttle Pharmaceuticals, LLC One Research Court, Suite 450 Rockville, MD 20850-6252 Telephone: 240-271-0642 Fax: 301-519-8081 Email: hoya92@aol.com	Financial Contact Name: Donald Hook Manager, Research Finance Address: Rhode Island Hospital 1 Hoppin Street, Suite 1.300 Providence, RI 02903-4141 Telephone: 401-444-5112 Fax: 401-444-4061 Email: dhook@lifespan.org
Authorized Official Name: Anatoly Dritschilo, MD CEO Address: Shuttle Pharmaceuticals, LLC One Research Court, Suite 450 Rockville, MD 20850-6252 Telephone: 202-444-4068 Fax: 301-519-8081 Email: dritscha@georgetown.edu	Authorized Official Name: Joan M. Silva Administrative Manager Address: Rhode Island Hospital Office of Research Administration 1 Hoppin Street, Suite 1.300 Providence, RI 02903-4141 Telephone: 401.444.4006 Fax: 401.444.4061 Email: jsilva@lifespan.org